PROSPECTUS	Filed Pursuant to Rule 424(b)2
Registration No. 333-152290

NORTHSIGHT CAPITAL, INC.

550,000 Shares Offered by

$0.10 per share

	Per Share	Total

Public Offering Price...	$0.10	$55,000

Underwriting discounts and Commissions...	$0.00	$0.00

Proceeds to Northsight...	$0.10	$55,000

We are offering to the public 550,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering, on July 17, 2009. If we do not sell all of the 550,000 shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers, without interest and without deduction, although all the money may not be returned because it may be subject to creditors claims, including the claims of the law firm that assisted us with the preparation of the Form S-1filing and issued the legality opinion.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. Because the funds are being placed in general corporate account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 5 where we describe specific risks associated with an investment in Northsight Capital Inc. and these securities before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS JULY 18, 2008.

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and "Northsight" refer to Northsight Capital, Inc.

Northsight is a development stage company incorporated in the State of Nevada on May 21, 2008. We were formed to engage in the business of marketing and producing unique, proprietary water products. In May of 2008 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on May 21, 2008 through June 25, 2008, we have not generated any revenues and have incurred a net loss of $10,000. In May of 2008 our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, travel expenses, product development, working capital, and covering various filing fees and transfer agent fees to complete our early money raised through this offering. We believe that our lack of significant expenses and our ability to commence marketing and producing our products will generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from product sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Northsight is developing a line of enhanced bottled water products, each which will have a health benefit to the consumer.

There are many important factors having a significant impact on grocery food categories sales: long-term, perennial trends, as well as convenience and health. We recognize that the competition of non-alcoholic products is extremely fierce. However among bottled waters, the enhanced lines continue to grow. Our product line differs from many of our competitors by offering nutritional supplements as well as essential vitamins. We utilize a “Cold Fill” process which results in an enhanced bottle water product which contains no calories, carbohydrates or colors. In addition, our products offer a substantial amount of supplements and organic ingredients.

Our line intends to add sales for retailers through the proven bottled water market base, by offering a proprietary product for our customers.

Enhanced Bottle Water Product Background

One of the latest trends to hit the U.S. is the healthy choice of enhanced bottled water. The enhanced bottled water market is one of the few growing beverage segments in the consumer food industry. Enhanced bottled water consumption has continued to grow per annum.

As of the date of this prospectus we have one officer who also serves as our sole director, acting as our sole employee, who we anticipate devoting a significant portion of his time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for costs associated with the offering, product development and travel. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

Northsight’s address and phone number are:

Northsight Capital, Inc.

14301 North 87th Street, Suite 301

Scottsdale, AZ 85260

(480) 272-7290

Summary of the Offering

Securities Offered (1)...	550,000 shares of common stock

Price Per Share...	$0.10

Minimum Purchase...	NONE

Common Stock Outstanding before Offering...	850,000 shares of common stock

Common Stock Outstanding after Offering...	1,400,000 shares of common stock

Estimated Total Proceeds...	$55,000

Offering Expenses.....	$5,800

Net Proceeds after Offering Expenses...	$49,200

Use of Proceeds...	Other than the expenses of the offering, which include $5,000 in legal fees, the proceeds of the offering will be used for; accounting, travel, product development, and general working capital.

Subscriptions...	Subscriptions are to be made payable to “Northsight”

(1) Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:	For the Period May 21, 2008 (inception) to June 25, 2008 (audited)
Income Statement Data:

Revenue	$ -
Cost of goods sold	-
-

Expenses:
General and administrative expenses	-
Professional fees	10,000
Salaries and wages	-
Total expenses	10,000

Net (loss)	$ (10,000)

Net (loss) per share – basic and fully diluted	$ (0.01)

Balance Sheet Data:	As at June 25, 2008 (audited)
Total Assets...	$ 7,500
Liabilities...	-
Stockholders’ Equity...	$ 7,500

4

RISK FACTORS

Investors in Northsight should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in May 2008 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

We were incorporated in May of 2008 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $10,000 for the period ended June 25, 2008, and (iii) we have incurred losses of $10,000 for the period ended June 25, 2008, and have been focused on organizational and start-up activities and business plan development since we incorporated. Although we have commenced the development of our enhanced bottle water product lines, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of Northsight to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our officers and director, who has limited experience. The loss or unavailability to Northsight of Mr. Nickolas’ services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Steve Nickolas, our president. It would be difficult to replace Mr. Nickolas at such an early stage of development of Northsight. The loss by or unavailability to Northsight of Mr. Nickolas’ services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Nickolas could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Nickolas, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Nickolas, then, in that event we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Nickolas has no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Mr. Nickolas, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Nickolas intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Nickolas to make the appropriate management decisions.

Mr. Nickolas may become involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Nickolas’ limited time devotion to Northsight could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Nickolas is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Nickolas’ ability to work on behalf of our company. Mr. Nickolas may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Nickolas will devote only a portion of his time to our activities.

Since two stockholders, upon completion of the offering will beneficially own the majority of our outstanding common shares, those single stockholders will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Mr. Nickolas will own approximately 54% of our outstanding common shares after completion of the offering. As a consequence of his stock ownership position, Mr. Nickolas will retain the ability to elect a majority of our board of directors, and thereby control our management. These individuals will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by these individuals could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

As a result of Mr. Nickolas’ majority ownership of our outstanding common shares after this offering, Mr. Nickolas will control our issuance of securities after the offering.

As a consequence of Mr. Nickolas’ controlling stock ownership position, acting alone he will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering, including preferred stock. Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.10 or 59.50% in the offering. See “Dilution”

Because of competitive pressures from competitors with more resources, Northsight may fail to implement its business model profitably.

The business of developing bottled water product lines is highly fragmented and extremely competitive. There are numerous competitors offering similar products. The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of enhanced water products developed by us, our competitors, and their advisors.

Many of our existing and potential competitors have longer operating histories in the beverage markets, greater name recognition, larger customer bases, established product lines, and significantly greater financial, technical and marketing resources than we do. As a result, they will be able to respond more quickly to new or emerging advertising techniques, and changes in customer demands, or to devote greater resources to the development, promotion and marketing of their products than we can. Such competitors are able to undertake more extensive marketing campaigns for their products, adopt more aggressive pricing policies and make more attractive offers to potential store outlets, and strategic distribution partners.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our very recent start-up nature, we will have to incur the costs of product development, production expenses, advertising, all which are intended to generate revenues from our products, in addition to hiring new employees and commencing additional marketing activities for product sales and distribution. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to commence our product development, and will assist us in further developing our initial business operations, including the enhancement of product lines; however, will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for travel, accounting, legal, product development, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

As a result of our deficiency in working capital at June 25, 2008 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Northsight; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Northsight are being made only in accordance with authorizations of management and directors of Northsight, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Northsight’s assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

As a result of our placing your invested funds into our general corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a general corporate account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Northsight files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F. Street, N.W.

Washington, D.C. 20549-0405

Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at June 25, 2008, after giving effect to and as adjusted to give effect to the sale of the 550,000 common shares offered in this prospectus.

	As at June 25, 2008 (audited)	AS ADJUSTED For the Offering Proceeds
Current Liabilities:	$ -	$ -

Stockholders’ Equity:
Common Stock, $0.001 par value; 100,000,000 shares authorized;
850,000 shares issued and outstanding	850	-
1,400,000 shares issued and outstanding as adjusted following 550,000 issued in this offering	-	1,400
Additional paid-in capital	16,650	71,100
Offering Expenses	-	(5,800)
Deficit accumulated during development stage	(10,000)	(10,000)
Stockholders’ Equity	-	56,700
Total Capitalization	$ 7,500	$ 56,700

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $7,500, which we received in June of 2008, and the net proceeds of this offering $49,200 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $49,200. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$ 55,000

Less: Offering Expenses
Legal (1)	$ 5,000
Copying	300
SEC & State Filing Fees	500

Net Proceeds from Offering	$ 49,200

Use of Net Proceeds

Travel	$ 5,000
Product Development	11,000
Transfer Agent Fees	2,000
Accounting Fees (2)	10,000
Working Capital (3)	21,200

Total Use of Net Proceed	$ 49,200
(1)

Legal. Stoecklein Law Group received 100,000 shares of common stock at $0.10 per share, valued at $5,000, and will be paid $5,000 from the use of proceeds towards legal fees associated with its legal services in filing the form S-1.

(2)

Accounting Fees. We have allocated up to $5,000 services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period. We have also allocated $5,000 for our annual audit.

(3)	Working Capital. Includes any application deemed appropriate for the company to maintain operations.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At June 25, 2008 our common stock had a pro forma net tangible book value of approximately $7,500 or $0.01 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at June 25, 2008, would have been $56,700 or $0.04 per share. This results in immediate dilution per share to investors of $0.06 or 59.50%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering...	$0.01
Increase per share attributable to investors...	$0.03
Pro forma net tangible book value per share after offering...	$0.04
Dilution per share to investors...	$0.06

The following tables summarize, as of June 25, 2008, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 550,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	850,000 (1)	59%	$7,500 (2)	12%	$0.01
Public Stockholders	550,000	41%	$55,000	88%	$0.04
Total	1,400,000	100%	$62,500	100%
(1)

Includes 750,000 shares issued in June of 2008, to our one founding stockholder for his initial contribution of $7,500 for setting up our corporate entity and providing the product development and concept plans for the business opportunity, 100,000 shares for legal fees.

(2)	This does not include the value of the legal fees of $5,000 or the value of the accounting fees of $5,000.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 550,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering. If we do not sell all of the 550,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 550,000 shares will be held in a non-interest bearing corporate account and will not be used until the offering is completed. The corporate account is an account which is not separated from our existing operations account. The account is managed and monitored by management of Northsight to handle the processing of all subscription funds, in addition to our general corporate purposes. If we do not sell 550,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our officer and director, Steve Nickolas, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Nickolas will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Nickolas intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of Mr. Nickolas;

Mr. Nickolas will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•

he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Northsight otherwise than in connection with transactions in securities; and

•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months

Mr. Nickolas will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither Mr. Nickolas, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Northsight to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to Northsight where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Northsight to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Nickolas, and the funds deposited into an account labeled: Northsight, within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Funds will be deposited to the following:

Northsight

Pinnacle Bank

14287 N. 87th St

Suite 123

Scottsdale, AZ 85260

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Steve Nickolas is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Steve Nickolas	53	President, Director

Duties, Responsibilities and Experience

Steve Nickolas. Age 53, President, Director and founder of Northsight from May 21, 2008 to present. From February, 2002 to the present, Mr. Nickolas has served as the Managing Member of Enhanced Beverages, LLC d/b/a Beverage Science Laboratories. He is also the President and CEO of XND Technologies, Inc, which he has served in that capacity since its inception in February 2006. Mr. Nickolas brings more than 30 years of experience in the beverage and bottled water business. His resume includes bottled water businesses with manufacturing and distribution in U.S. and seven foreign countries. Mr. Nickolas’ experiences also include large company (Anhueser Busch) and small company positions; distribution, marketing and manufacturing responsibilities; and a lifelong interest in people and the environment. He earned his B.S. degree in Political Philosophy and Economics as well as a Degree of Government from the Claremont Colleges in California. In his capacity of President, Mr. Nickolas will be responsible for setting the company’s vision and direction, and will work with the senior management and the board to insure that the business plan is executed and milestones are met. In his capacity as Director, Mr. Nickolas will be responsible for the day to day operation of the company including its relationships with its contract manufacturers, its brokers and distributors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 850,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Steve Nickolas	750,000	88.2%	54%
Stoecklein Law Group	100,000	11.8%	7%
All Directors, Officers and Principle Stockholders as a Group	850,000	100%	61%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 850,000 shares were outstanding as of the date of this prospectus. Upon sale of the 550,000 shares offered herein, we will have outstanding 1,400,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Northsight, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Stoecklein Law Group of 402 West Broadway, Suite 690, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. The Stoecklein Law Group has been issued 100,000 shares of common stock at $0.10 as consideration for a portion of their legal fees earned.

The audited financial statements of Northsight, as of June 25, 2008, are included in this prospectus and have been audited by Lawrence Scharfman & Co. CPA P.C., independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Northsight will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes
•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties;

provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting Northsight. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Northsight in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Northsight is a development stage company incorporated in the State of Nevada in May of 2008. We intend to introduce a new line of enhanced bottled water products to the grocery and retail markets. We are developing a line of enhanced bottled waters using a cold fill process. Using the cold fill process, Northsight is intending to transform the bottled water industry by offering proprietary enhanced bottled water.

Northsight’s Products as a Delivery System

Water is one of nature’s most effective delivery systems. Mr. Nickolas has been developing a new scientific process to express the delivery of nutrients through water. For years, pills have been utilized as the primary delivery system of nutrients. However there are many negative consumer complaints about taking pills:

•	Hard to swallow
•	Often not fully digested
•	Not Convenient
•	Can upset the stomach

According to Mr. Nickolas, Northsight’s First Ten Product Formulations are intended to be as follows:

•

Lean Water for Weight Management-Weight Management Water is a product being formulated to build lean muscle mass, suppress appetite and promote optimum intestinal health. It will combine Super Citrimax appetite suppressor, increased calcium and magnesium absorption and support to a healthy digestive system. Each bottle is intended to deliver 750mgs of active ingredients.

•

Joint Health Water-Joint Health Water is being formulated to contain Regenasure, a proprietary form of Glucosamine Hydrochloride. Glucosamine Hydrochloride is a unique fermentation derived glucosamine. It is produced from a vegetable source and is the only non-animal, non-shellfish derived glucosamine hydrochloride. Glucosamine alleviates joint pain by re-building the collagen in sour elbows and knees. Each 500 ml bottle is being formulated to contain 750mgs of glucosamine. Two bottles would deliver the 100% daily dosage of glucosamine recommended by health professionals.

•

Immune Water-Immune Booster Water is being formulated to contain a combination of Calcium Lactate Gluconate, Ascorbic Acid, Maca Extract, Zinc Aspartate, Selenium Chelated Amino Acid, Sun-Active Iron, Ortho Silicilic Acid (extracted from bamboo) and Germanium. These ingredients are ideal in promoting a healthy immune system over a period of time.

•

Calcium w/Minerals Water-Calcium with Minerals Water contains Aquamin, a natural calcified mineral source. Harvested off the west coast of Ireland, Aquamin is a product of vegetable origin that provides bioactive calcium, magnesium and trace minerals for bone health and overall wellness. We intend to formulate a product that ensures that the calcium is completely dissolved and bio-available. Each 500 ml bottle contains 350mgs of Aquamin.

•

Digestive Health w/Fiber Water-Digestive Health (w/Fiber) Water is being formulated to contain Frutafit, a fructo-oligosacchride from Chicory Root. Frutafit is a soluble, pre-biotic complex carbohydrate that promotes digestive health by selectively increasing beneficial bacteria (bifidous) while decreasing harmful bacteria (E. coli, salmonella, etc.). This in turn regulates gut health and helps to prevent both constipation and diarrhea. Each 500 ml bottle is being formulated to contain 2500mgs of dietary fiber. Two bottles, when available, will contain a fiber content of 5g that will represent 20% of the 25g daily intake of fiber recommended by health professionals.

•

Fresh o2 Breath Freshening Water-Fresh o2 Breath Freshening Water is being formulated to contain a sensate needed for strong teeth and good oral care with a unique ability to create tasteless water that actually refreshes the palette without incorporating a flavor. The refreshing taste of menthol without the taste.

•

Glucose Regulator Water-Glucose Regulator Water is being formulated to contain Chromium. Chromium is an essential trace mineral that aids in the glucose metabolism, regulation of insulin’s action and the healthy blood glucose and triglyceride levels. This product can be used by both diabetics and athletes as chromium is vital for the transportation of glucose into cells (energy), regulating blood sugar levels, increasing insulin sensitivity, reducing body fat and increasing lean muscle mass. Each 500 ml bottle contains 100mcgs of active ingredient.

Product Development Strategy

The Company’s future products are intended to bring news and excitement to the categories in which it competes. Consumers are seeking new products that offer convenience and added health benefits. Northsight intends to introduce new product entries as research and funds permit. They will all leverage the Company’s unique access to cold –fill, enhanced bottled water, which has been formulated by Mr. Nickolas. Northsight’s product strategy is to deliver enhanced bottled water which leverages prevailing industry trends, which are conveniently incorporated into the average American lifestyle. The Company is focused on finding ways to bring more health conscious products into the market. Our proposed product line will establish a solid base from which the Company will extend our brand and build a franchise with line extensions and new products.

Target Customer Overview

Unlike the typical consumer who thinks of bottled water as a commodity product strictly for hydration purposes, Northsight’s products will be packaged and marketed for individuals who take an active role in their own or their family’s wellness and health. This customer base has become more widely targeted over the past few years as large consumer companies (i.e. PepsiCo) have created products specifically for this audience. These efforts have generated a much broader awareness of enhanced waters, laying the groundwork for a superior product, such as the line offered by Northsight.

Market Landscape and Competitive Overview

Every aspect of Northsight’s communications with customers, manufacturers, distributors, retailers and other contacts in the business community is intended to be based upon establishing and supporting the following underlying marketing messages:

•	Northsight intends to market science based, nutritional beverages
•	Northsight intends to provide high quality products
•	Northsight intends to be an ethically driven, socially and environmentally conscious company

Manufacturing and Filling

One of the primary benefits of the organic cold fill process is the ability to utilize a cold fill beverage plant as opposed to a hot fill or aseptic manufacturing facility to make the Northsight line of products. Northsight will be contracting with an appropriate facility. We are looking for a facility which is equipped to handle capacity of 120 bottles per minute, or the equivalent of 1.3 million cases per year, on a two shift, five days per week basis.

Market and Revenue Generation

In order to generate revenues during the next twelve months, we must:

1. Develop and implement a marketing plan – Once we establish our product lines and develop an inventory of products, our founder intends to utilize his existing contacts to introduce the products to the consumers on an introductory basis, including sales through food distributors, and major retailers.

2. Develop and implement a comprehensive consumer information website –We intend to develop a consumer information website. This consumer information website is intended to let consumers research the most detailed and related information about our products, such as the health benefits.

Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;

•	Research of our competition;

•	Development of our business plan; and

•	Development of a limited product base.

Northsight is a recently established business, with temporary offices at 14301 North 87th Street, Suite 301, Scottsdale, AZ 85260. Our director, officer, and founding stockholder created the business as a result of his interest in enhanced bottled water products.

Short-Range Plan (Years 1 and 2)

With an appropriate level of capital resources from outside investors, our primary business focus will be on establishing our initial products. Once the initial products are established, we plan on obtaining shelving space for our products in major grocery centers in Arizona and California. Secondary focus will be on other areas, to help build necessary distribution by year 5. A key element of the Company’s Short-Range Plan is an aggressive effort to gain new distribution. There remain several potential upsides in the Short-Range Plan which are not included in the financial projections, including the following three most important opportunities:

1. Revenues from new products (the Company will present new items to its current and target accounts throughout the year),

2. Increased consumption of enhanced bottled water (which requires an effective advertising campaign with corresponding investment in marketing operations), and

3. Incremental sales to the grocery service sector.

Plan Elements:

The plan assumes an active promotion program across a major grocery chain, with public relations programs in key markets. It also assumes active new distribution efforts in Arizona, Nevada and California, accompanied by significant slotting allowance expenditures.

•  Public relations in major southwestern metropolitan areas and key geographies. This support creates awareness of our product line, by publicizing local events as well as by the Company’s consumer supports such as fitness centers and trainers.

•	Distribution and slotting allowances to get on shelf and gain distribution.
•	TPRs (Temporary Price Reductions) for in-store support
•	In-store demonstrations in selected markets.

•   Coupons to stimulate awareness and trial. This will be a combination of high probability consumer targeted coupons (in store and direct mail) in addition to on-shelf instant redeeming coupons.

Intellectual Property & Proprietary Rights

Upon completion of our brand development, we will regard substantial elements of our brands and underlying intellectual property as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any intellectual property we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, Steve Nickolas, who is also our sole officer and director. We look to Mr. Nickolas for his entrepreneurial skills and talents. It is Mr. Nickolas who provided us his experience and knowledge for development of our business plan. For a discussion of Mr. Nickolas’ experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Nickolas will coordinate all of our business operations. Mr. Nickolas has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees; however, we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Nickolas is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require. Mr. Nickolas is spending time on the development of our product lines, advertising materials, and overseeing startup production.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Northsight is a development stage company incorporated in the State of Nevada in May of 2008. We were formed to engage in the business of producing enhanced bottled water products. In May of 2008 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on May 21, 2008 through June 25, 2008, we have not generated any revenues and have incurred a net loss of $10,000. In May of 2008 our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, travel expenses, product development, working capital, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that our lack of significant expenses and our ability to commence production products will generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from product imports will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Northsight is developing a line of enhanced bottled waters, based upon the experience and expertise of our founder, designed to make everyday hydration and nutrition a more enjoyable experience.

Plan of Operation

We are developing a line of enhanced bottled waters. Made with a cold-fill, proprietary filling process, our waters are exceptional means of hydration. There are many important factors having a significant impact on grocery food categories sales: long-term, perennial trends, and convenience and health. Our product line has been designed and developed for the North American lifestyle, and is targeted to enter the mainstream beverage market. The line promises to add sales for retailers, through the introduction of a newer grocery category (enhanced bottled waters), to established beverage categories.

Satisfaction of our cash obligations for the next 12 months. Our plan of operation has provided for us to: (i) develop a business plan, and (ii) establish a line of products which can be produced in Phoenix, Arizona, as soon as practical. We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of providing products available for sale to the general public. We do not have sufficient cash to enable us to development significant inventory, which is an integral part of our operations. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next 12 months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to complete the product development, until such time as we are able to either raise the cash required privately or launch another offering. Our officer and director, Mr. Nickolas has agreed to continue his part time work until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. Nickolas out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months. However, we would not be in a position to complete the inventory as set forth in our business plan, or provide any significant advertisement for our customers, thus we would not anticipate any significant revenues.

Summary of any product research and development that we will perform for the term of the plan. We do not anticipate performing any significant product research and development under our plan of operation in the near future. In lieu of product research and development we anticipate maintaining control over our current line of products, to assist us in determining the allocation of our limited inventory dollars.

Expected purchase or sale of plant and significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time or in the next 12 months.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering and have commenced our product development program, and word of mouth advertising, and at the end of the initial 12 month period, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

Milestones:

As a result of our being a development stage company with minimal amounts of equity capital initially available, $7,500, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $7,500; (2) goals based upon our funding of $55,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ investment of $7,500.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in May of 2008.
•	To develop an initial product line of enhanced bottled waters capable of being produced in Scottsdale, Arizona at the lowest possible cost. Accomplished through our understanding with Mr. Nickolas.
•

To retain counsel and an auditor to assist in preparation of documents providing for the raising of $55,000 to complete Stage II of our Plan of Operations. Accomplished in May 2008. Total costs approximately $7,500. (Counsel to be paid from proceeds of offering in the sum of $5,000. Auditor paid $2,500 from $7,500 equity purchase by Mr. Nickolas).

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $49,200. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Northsight, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our product lines as currently developed, generates sufficient revenues to incur additional inventory creation.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $25,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. An additional $20,000 would be allocated toward salaries, and the balance of $55,000 would be utilized for legal, accounting, website enhancements, inventory development and general office expenses. In the event an additional $100,000 were raised (in addition to the $55,000 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to additional inventory, office space and additional staff. We anticipate that it will take us approximately 90 days after the funding referenced in this Stage III to expand our inventory, hire personnel, and obtain office space.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant inventory development. Our Plan of Operation is premised upon having inventory dollars available. We believe that the inventory dollars allocated in the offering will assist us in generating revenues. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $55,000, with net proceeds of $49,200, to comply with our business plan of operations for the next 12 months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would be unable to significantly expand our inventory to levels under Stage III. Alternatively we may be required to reduce the payments of salary to our President and cover legal and accounting fees required to continue our operations. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of product sales. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history (one month old) makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop our line of enhanced bottle waters, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 14301 North 87th Street, Suite 301, Scottsdale, Arizona. We have no monthly rent, nor do we accrue any expense for monthly rent. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Nickolas to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Nickolas, an officer and director of the Company. Office services are provided without charge by Mr. Nickolas. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During May of 2008, Mr. Nickolas received 750,000 shares of common stock, at a price of $0.01 per share as the founder of Northsight. Mr. Nickolas is the only officer, director, stockholder, and promoter of Northsight. The proceeds from the sale of the shares to Mr. Nickolas, $7,500, constituted the majority portion of the initial cash capitalization of the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of June 25, 2008, there were 2 stockholders of our common stock, Mr. Nickolas, and Stoecklein Law Group, our legal counsel.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Nickolas, our Principal Executive Officer (PEO) has not received any compensation, including plan or non-plan compensation, nor has our PEO earned any compensation as of the date of this Prospectus.

Future Compensation

Mr. Nickolas has agreed to provide services to us without compensation until such time as either we have earnings from our revenue, if any, or when the $100,000 is raised in Stage III of our plan of operation, at which time we will pay Mr. Nickolas a minimum salary of $25,000 per year.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 1,400,000. Of these shares, 550,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 850,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 850,000 were issued, 750,000 in May of 2008 to our founding stockholder, 100,000 were issued at $0.10 in May of 2008 to our legal counsel in exchange for legal services valued at $10,000. Other than 100,000 shares issued for legal fees in May of 2008, all restricted shares are held by our sole officer and director. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•	the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Northsight at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

In May of 2008, we engaged the services of Lawrence Scharfman & Co. CPA P.C., to provide an audit of our financial statements for the period from May 21, 2008 (inception) to June 25, 2008 and for the period ended June 25, 2008. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

Northsight Capital, Inc.

INDEX TO FINANCIAL STATEMENTS

For the Period Ended June 25, 2008 (Audited)

INDEPENDENT AUDITORS’ REPORT	F-1
BALANCE SHEET	F-2
STATEMENT OF OPERATIONS	F-3
STATEMENT OF STOCKHOLDERS’ EQUITY	F-4
STATEMENT OF CASH FLOWS	F-5
NOTES TO FINANCIAL STATEMENTS	F-6-F-10

Lawrence Scharfman & Co., CPA P.C.

Certified Public Accountants

18 E. SUNRISE HIGHWAY, #203	9608 HONEY BELL CIRCLE
FREEPORT, NY 11520	BOYNTON BEACH, FL 33437
TELEPHONE: (516) 771-5900	TELEPHONE: (561) 733-0296
FACSIMILE: (516) 771-2598	FACSIMILE: (56 I) 740-0613

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Northsight Capital, Inc. (the “Company”) (A Development Stage Company), as of June 25, 2008 and the related statement of operations, stockholders’ equity, and cash flows for the period from May 21, 2008 (Date of Inception) to June 25, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northsight Capital, Inc. (A Development Stage Company) as of June 25, 2008, and the results of its operations and cash flows for the period May 21, 2008 (Date of Inception) to June 25, 2008, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lawrence Scharfman
Boynton Beach Florida	Lawrence Scharfman CPA

June 25, 2008

- LICENSED IN FLORIDA & NEW YORK -

Northsight Capital, Inc.

(a Development Stage Company)

Balance Sheet

June 25,
2008
Assets

Current assets:
Cash	$7,500

$7,500

Liabilities and Stockholders' (Deficit)

Stockholders' (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	$-
Common stock, $0.001 par value, 100,000,000 shares authorized, 850,000 shares issued and outstanding at June 25, 2008	850
Additional paid in capital	16,650
(Deficit) accumulated during development stage	(10,000)
7,500

$7,500

The accompanying notes are an integral part of these financial statements.

Northsight Capital, Inc.

(a Development Stage Company)

Statement of Operations

May 21, 2008
(Inception) to June 25,
2008

Revenue	$-

Expenses:
General and administrative expenses	-
Professional fees	10,000
Total expenses	10,000

Net (loss)	$(10,000)

Weighted average number of common shares outstanding - basic and fully diluted	756,250

Net (loss) per share - basic and fully diluted	$(0.01)

The accompanying notes are an integral part of these financial statements.

Northsight Capital, Inc.

(a Development Stage Company)

Statement of Stockholders' Equity

	Common Stock		Preferred Stock		Additional Paid-in Capital	(Deficit) Accumulated During Development Stage	Total Stockholders' Equity
	Shares	Amount	Shares	Amount

May 21, 2008
Founders shares	750,000	$750	-	$-	$6,750	$-	$7,500

June 25, 2008
Shares issued for services	100,000	100			9,900		10,000

Net (loss) May 21, 2008
(inception) to June 25, 2008						(10,000)	(10,000)

Balance, June 25, 2008	850,000	$850	-	$-	$16,650	$(10,000)	$7,500

The accompanying notes are an integral part of these financial statements.

Northsight Capital, Inc.

(a Development Stage Company)

Statement of Cash Flows

May 21, 2008
(Inception) to June 25,
2008

Cash flows from operating activities
Net (loss)	$(10,000)
Shares issued for services	10,000
Net cash provided (used) by operating activities	-

Cash flows from financing activities
Sale of common stock	7,500
Net cash provided by financing activities	7,500

Net increase in cash	7,500
Cash - beginning	-
Cash - ending	$7,500

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

Number of shares issued for services	100,000

The accompanying notes are an integral part of these financial statements.

Northsight Capital, Inc.

(a Development Stage Company)

Notes

Note 1 – Summary of significant accounting policies

Organization

The Company was incorporated on May 21, 2008 (Date of Inception) under the laws of the State of Nevada, as Northsight Capital, Inc. The Company developed its business plan over the period commencing with May 21, 2008 and ending on June 25, 2008, although Mr. Nickolas, the Company’s sole officer and director, had been working on the concept over a period of years. In May of 2008, the Company created its initial product line.

The Company has not commenced significant operations and, in accordance with SFAS #7, the Company is considered a development stage company.

Nature of operations

Northsight was formed to engage in the business of producing enhanced bottled water designed to make everyday hydration more convenient and beneficial. It intends to generate revenues primarily from product produced in Scottsdale, Arizona.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Property and Equipment.

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of three to ten years. Expenditures for maintenance and repairs are charged to expense as incurred.

Long-Lived Assets.

Long-lived assets and certain intangibles to be held and used by an entity are required to be reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on expected future undiscounted cash flows. If impairment has occurred, the asset is required to be written down to fair value. Long-lived assets and certain intangibles to be disposed of are required to be reported at the lower of carrying amount or fair value less cost to sell.

Intangible Assets.

Intangible assets consisting primarily of excess purchase price over net assets acquired in business combinations are carried at cost less accumulated amortization and are amortized on a straight-line basis over an estimated useful life of five years. The recoverability of the carrying values of the excess of the purchase price over the net assets acquired in business combinations accounted for by the purchase method and other intangible assets is evaluated periodically to determine if an impairment in value has occurred. An impairment in value will be considered to have occurred when it is determined that the undiscounted future operating cash flows generated by the acquired business are not sufficient to recover

Northsight Capital, Inc.

(a Development Stage Company)

Notes

the carrying values of such intangible assets. If it has been determined that an impairment in value has occurred, the excess of the purchase price over the net assets acquired and other intangible assets would be written down to an amount which will be equivalent to the present value of the future operating cash flows to be generated by the acquired businesses.

Revenue Recognition.

The Company's revenues are anticipated to be derived from multiple sources. Primarily revenues will be earned upon receipt of funds from the sale of products.

Website Development Costs.

Web site development costs for the period ended June 25, 2008, were non-existent. Effective May 2008, the Company adopted a policy that any software-related costs of Websites will be capitalized in accordance with AICPA Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and amortized over their estimated useful life. Costs related to routine Web site maintenance are expensed as incurred.

Advertising Costs.

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses as of June 25, 2008.

Inventory

The Company does not maintain inventory at this time, as no official production has begun.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 25, 2008. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at June 25, 2008.

Stock-Based Compensation:

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations and has adopted the disclosure-only alternative of FAS No. 123R, “Accounting for Stock-Based Compensation.” Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123R.

Earnings per share

The Company follows Statement of Financial Accounting Standards No. 128. “Earnings Per Share” (“SFAS No. 128”). Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti- dilutive they are not considered in the computation.

Northsight Capital, Inc.

(a Development Stage Company)

Notes

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of “so abnormal” which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2008, prior to the Company’s formation. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2008. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

Note 2 – Income taxes

For the period ended June 25, 2008, the Company incurred net operating losses and accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At June 25, 2008, the Company had

Northsight Capital, Inc.

(a Development Stage Company)

Notes

approximately $10,000 of federal and state net operating losses. The net operating loss carry forwards, if not utilized will begin to expire in 2028.

The components of the Company’s deferred tax asset are as follows:

As of June 25,
2008
Deferred tax assets:
Net operating loss carry forwards	$10,000
Total deferred tax assets	10,000

Deferred tax liabilities:
Depreciation

Net deferred tax assets before valuation allowance	10,000
Less: Valuation allowance	(10,000)
Net deferred tax assets	$-0-

For financial reporting purposes, the Company has incurred a loss in since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the deferred tax assets will not be fully realizable. Accordingly, the Company provided a full valuation allowance against its net deferred tax assets at June 25, 2008.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

May 21, 2008 (Inception) to June 25, 2008
Federal and state statutory rate	$(3,400)
Change in valuation allowance on deferred tax assets	3,400

$-0-

Note 3 – Stockholder’s equity

The Company is authorized to issue 10,000,000 shares of it $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock. In May 2008, the Company issued to the founder of the Company 750,000 shares of its $0.001 par value common stock at a price of $0.01 per share for a total amount raised of $7,500.

In May, 2008, the Company issued 100,000 shares of its common stock toward legal fees at a value of $0.10 per share.

There have been no other issuances of common stock.

Northsight Capital, Inc.

(a Development Stage Company)

Notes

Note 4 – Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan, and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from May 21, 2008, (inception) through the period ended June 25, 2008 of $10,000. In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 5 – Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock

_____________________ TABLE OF CONTENTS

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

Prospectus Summary

The Offering

Summary Financial Information

Risk Factors

Lack of Operating History

Dependency on sole officer & director

Lack of experience by our sole officer

Sole Officer involved in other businesses

Competition

Requirement of additional capital

No public market for our stock

Special Note Regarding Forward-Looking Statement

Capitalization

Use of Proceeds

Determination of Offering Price

Dilution

Plan of Distribution

Legal Proceedings

Director, Executive Officers, Promoters and Control Persons

Security Ownership of Certain Beneficial Owners and Management

Description of Securities

Interest of Named Experts and Counsel

Disclosure of Commission Position of Indemnification of

     Securities Act Liabilities

Description of Business

Reports to Stockholders

Plan of Operation

Facilities

Certain Relationships and Related Party Transactions

Market for Common Equity and Related Stockholders Matters

Dividends

Executive Compensation

Shares Eligible for Future Sale

Changes in and Disagreements with Accountants

Index to Financial Statements

Audited Financials Statements

Independent Auditors Report

Balance Sheet

Statement of Operations

Statement of Stockholders’ Equity

Statement of Cash Flows

Notes to Financial Statements

Page 1 3 4 5 5 5 6 6 7 7 8 10 10 10 11 12 12 14 14 15 15 16 16 17 21 21 24 25 25 25 26 26 27 28 F-1 F-2 F-3 F-4 F-5 F-6

Northsight CAPITAL, INC.

$55,000

prospectus

Dealer Prospectus Delivery Obligation

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.